                                 EXHIBIT 11.1


                          MATRIX CAPITAL CORPORATION
                       Computation of Earnings Per Share
                 (Dollars in thousands, except per share data)




                                                 Three Months Ended              Nine Months Ended
                                                   September 30,                    September 30,
                                           --------------------------          --------------------------
                                              1996            1995               1996              1995
                                           ---------        ---------          ---------        ---------
Net income                                 $     854        $     671          $   2,093        $   2,225
                                           ---------        ---------          ---------        ---------
Earnings available to
  common shareholders                            854              671              2,093            2,225
                                           ---------        ---------          ---------        ---------

Weighted average common
  shares outstanding before
  common equivalents                       3,888,939        3,888,939          3,888,939        3,888,939
Common equivalent stock
  options                                     38,690           38,690             38,690           38,690
                                           ---------        ---------          ---------        ---------
Weighted average outstanding
 common and equivalent shares              3,927,629        3,927,629          3,927,629        3,927,629
                                           ---------        ---------          ---------        ---------
Earnings per common
  and equivalent share                     $    0.22        $    0.17          $    0.53        $    0.57
                                           ---------        ---------          ---------        ---------

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